Exhibit 31(a)

I, Mark C. Pigott, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of PACCAR Financial Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date August 5, 2011

/s/ Mark C. Pigott
Mark C. Pigott
Chairman
(Principal Executive Officer)

13